EXHIBIT 99.1

BJ's Restaurants, Inc. to Participate in the 2014 Wells Fargo Securities Retail and Restaurants Summit

HUNTINGTON BEACH, Calif., Sept. 24, 2014 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) will participate in the 2014 Wells Fargo Securities Retail and Restaurants Summit on Tuesday, September 30th at the Four Seasons Hotel in Boston, Massachusetts. Management will be conducting investor meetings throughout the day.

BJ's Restaurants, Inc. currently owns and operates 152 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. The Company operates several microbrewery restaurants in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed craft beers. The Company's restaurants are located in California (63), Texas (31), Florida (18), Arizona (6), Colorado (5), Nevada (5), Ohio (4), Washington (4), Oklahoma (3), Oregon (3), Kentucky (2), Virginia (2), Arkansas (1), Indiana (1), Kansas (1), Louisiana (1), Maryland (1) and New Mexico (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

CONTACT: Greg Levin of BJ's Restaurants, Inc. at (714) 500-2400
         or JCIR at (212) 835-8500 or bjri@jcir.com